Exhibit 99.1

Chemomab Ltd. Financial Statements As at December 31, 2020

Chemomab Ltd.

Financial Statements as of December 31, 2020

Contents

Page
Report of Independent Registered Public Accounting Firm	2

Balance Sheets	3

Statements of Operations	4

Statements of Changes in Equity	5

Statements of Cash Flows	6

Notes to the Financial Statements	7-24

Somekh Chaikin

17 Ha’arba’a Street, PO Box 609

KPMG Millennium Tower

Tel Aviv 6100601, Israel

+972 3 684 8000

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

Chemomab Ltd.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Chemomab Ltd. (the Company) as of December 31, 2020 and 2019, the related statements of operations, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Somekh Chaikin

Member Firm of KPMG International

We have served as the Company’s auditor since 2015.

Tel Aviv, Israel

March 16, 2021

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee

Chemomab Ltd.

Balance Sheets as of December 31,

In USD thousands (except share and per share amounts)

	Note	2020		2019
Assets

Current assets
Cash and cash equivalents	3	11,674		12,259
Short-term bank deposit		24		-
Receivables in respect of shares issued	8B	-		500
Other receivables and prepaid expenses	4	141		42

Total current assets		11,839		12,801

Non-current assets
Long-term deposits		4		4
Restricted cash		53		22
Property and equipment, net	5	152		138
Operating lease right-of-use assets	6	428		195

Total non-current assets		637		359

Total assets		12,476		13,160

Current liabilities
Trade payables		93		25
Accrued expenses		715		323
Employee and related expenses		438		244
Operating lease liabilities	6	70		87

Total current liabilities		1,316		679
Non-current liabilities
Non-current operating lease liabilities	6	358		108
Total non-current liabilities		358		108

Commitments and contingent liabilities	7

Total liabilities		1,674		787

Shareholders' equity	8
Ordinary shares of NIS 0.01 par value - Authorized: 9,530,157 shares on December 31, 2020 and 2019; Issued and outstanding: 122,862 shares on December 31, 2020 and 2019, respectively		-	*	-	*
Convertible preferred A shares and warrants for convertible preferred A shares, of NIS 0.01 par value - Authorized: 128,548 shares on December 31, 2020 and 2019; Issued and outstanding: 128,548 and 102,838 shares on December 31, 2020 and 2019, respectively (liquidation preference of $8,972 and $7,127 on December 31, 2020 and 2019, respectively)		6,193		4,943
Convertible preferred B shares of NIS 0.01 par value - Authorized: 113,763 Shares on December 31, 2020 and 2019; Issued and outstanding: 113,763 shares on December 31, 2020 and 2019 (liquidation preference of $12,747 and $11,800 on December 31, 2020 and 2019, respectively)		9,791		9,791
Convertible preferred C shares of NIS 0.01 par value - Authorized: 227,532 shares on December 31, 2020 and 2019; Issued and outstanding: 199,091 and 164,961 shares on December 31, 2020 and December 31, 2019, respectively (liquidation preference of $19,099 and $14,767 on December 31, 2020 and 2019, respectively)		17,484		14,484
Additional paid-in capital		1,029		899
Accumulated deficit		(23,695)		(17,744)

Total shareholders’ equity		10,802		12,373

Total liabilities and shareholders’ equity		12,476		13,160

* Represents an amount of less than USD 1 thousand.

Chief Executive Officer and Director

Date of approval of the financial statements: March 16, 2021

The accompanying notes are an integral part of the financial statements.

3

Chemomab Ltd.

Statements of Operations for the year ended December 31

In USD thousands

	Note	2020	2019
Operating expenses

Research and development	9	4,684	5,818

General and administrative	10	1,288	960

Total operating expenses		5,972	6,778

Financing expenses (income), net		(21)	2

Net loss for the year		5,951	6,780

The accompanying notes are an integral part of the financial statements.

4

Chemomab Ltd.

Statements of Changes in Equity

In USD thousands (except share amounts)

			Convertible preferred A Shares						Additional		Total
	Ordinary		and Warrants for		Convertible preferred B		Convertible preferred C		paid- in	Accumulated	Shareholders'
	shares		Convertible preferred A shares		shares		shares		capital	deficit	equity
	Number	USD	Number	USD	Number	USD	Number	USD	USD	USD	USD
Balance as of January 1, 2019	117,648	*	102,838	4,943	113,763	9,791	-	-	671	(10,964)	4,441

Issuance of convertible preferred C shares, net of issuance cost of $16 thousand	-	-	-	-	-	-	164,961	14,484	-	-	14,484
Exercise of options	5,214	*	-	-	-	-	-	-	93	-	93
Share-based Compensation	-	-	-	-	-	-	-	-	135	-	135
Net loss for the year	-	-	-	-	-	-	-	-	-	(6,780)	(6,780)

Balance as of December 31, 2019	122,862	*	102,838	4,943	113,763	9,791	164,961	14,484	899	(17,744)	12,373

Issuance of convertible preferred C shares	-	-	-	-	-	-	34,130	3,000	-	-	3,000
Exercise of warrants for convertible preferred A	-	-	25,710	1,250	-	-	-	-	-	-	1,250
Share-based Compensation	-	-	-	-	-	-	-	-	130	-	130
Net loss for the year	-	-	-	-	-	-	-	-	-	(5,951)	(5,951)

Balance as of December 31, 2020	122,862	*	128,548	6,193	113,763	9,791	199,091	17,484	1,029	(23,695)	10,802

*Represents an amount of less than USD 1 thousand.

The accompanying notes are an integral part of the financial statements.

5

Chemomab Ltd.

Statements of Cash flows for the year ended December 31

In USD thousands

	2020	2019
Cash flows from operating activities
Net loss for the year	(5,951)	(6,780)

Adjustments for operating activities:
Depreciation	24	20
Change in other receivables and prepaid expenses	(99)	35
Change in trade payables	68	(236)
Change in accrued expenses	392	97
Change in employees and related expenses	194	104
Interest on deposit	-	(1)
Share based compensation	130	135
	709	154
Net cash used in operating activities	(5,242)	(6,626)

Cash flows from investing activities

Investment in deposits	(24)	-
Purchase of property and equipment	(38)	(3)
Net cash used in investing activities	(62)	(3)

Cash flows from financing activities
Exercise of warrants for convertible preferred A	1,250	93
Issuance of convertible preferred C shares, net	3,500	13,984
Net cash provided by financing activities	4,750	14,077

Change in cash, cash equivalents and restricted cash	(554)	7,448

Cash, cash equivalents and restricted cash at beginning of year	12,281	4,833

Cash, cash equivalents and restricted cash at end of year	11,727	12,281

Significant non- cash transaction:
Right-of-use asset recognized with corresponding lease liability	233	195
Receivables in respect of shares issued	-	500

The accompanying notes are an integral part of the financial statements.

6

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 1 - General

1.	Chemomab Ltd. (hereinafter - "the Company") is an Israeli based company that was incorporated on November 30, 2011. The Company’s registered office is located in Kiryat Atidim, Tel Aviv, Israel.

Since its inception, the Company has engaged in the research and development of biological drugs for the treatment of inflammatory and fibrotic diseases.

2.	The Company currently has no products approved for sale. The Company’s operations are funded primarily by its Shareholders. The Company has incurred operating losses in each year since its inception and does not expect to generate significant revenue unless and until it obtains marketing approval for its products. Continuation of the Company’s development programs depends on its future ability to raise sources of financing.

3.	Since January 2020, the COVID-19 outbreak has dramatically expanded into a worldwide pandemic creating macro-economic uncertainty and disruption in the business and financial markets. Many countries around the world, including Israel, have been taking measures designated to limit the continued spread of the Coronavirus, including the closure of workplaces, restricting travel, prohibiting assembling, closing international borders and quarantining populated areas.

The Company's clinical trial sites have been affected by the COVID-19 pandemic, and as a result, commencement of the enrollment of Company’s clinical trials of CM-101 in PSC has been delayed. There might be additional delays in the enrollment for the Company's CM-101 PSC Phase 2 trial. In addition, after enrollment in these trials, patients might drop out of the Company's trials because of the COVID-19 possible implications.

Based on management’s assessment, the extent to which the coronavirus will further impact the Company’s operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain the coronavirus or treat its impact. The Company is carefully monitoring the restrictions due to the COVID-19 outbreak and will adjust activities accordingly.

4.	On December 14, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Anchiano Therapeutics Ltd., an Israeli limited company (“Anchiano”), and CMB Acquisition Ltd., an Israeli limited company and wholly-owned subsidiary of Anchiano (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the Anchiano’s shareholders and Chemomab’s shareholders, Merger Sub will be merged with and into Chemomab (the “Merger”), with Chemomab surviving the Merger as a wholly-owned subsidiary of Anchiano. At the effective time of the Merger (the “Effective Time”): (a) each Chemomab ordinary share outstanding immediately prior to the Effective Time (excluding shares held by Merger Sub or Chemomab) will be converted solely into the right to receive a number of American Depository Shares equal to the exchange ratio described in the Merger Agreement, and each outstanding Chemomab option will be assumed by Anchiano, based on the same exchange ratio. Under the exchange ratio formula in the Merger Agreement, following the closing of the Merger (the “Closing”), the former Chemomab security holders immediately before the Merger are expected to own approximately 90% of the aggregate number of the outstanding securities of Anchiano, and the securityholders of Anchiano immediately before the Merger are expected to own approximately 10% of the aggregate number of the outstanding securities of Anchiano, (on a fully diluted basis) subject to certain assumptions and subject to adjustment pre-closing of the Merger based on Anchiano’s net cash balance at the time of the Closing.

7

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 2 - Summary of Significant Accounting Policies

A.            Basis of Preparation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S GAAP").

B.            Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

C.            Foreign currency

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar (“dollar” or “$”), thus; the dollar is the functional currency of the Company.

The transactions and balances of the Company denominated in U.S. dollars are presented at their original amounts as the U.S. dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

Monetary assets and liabilities denominated in a non-U.S. dollar currency are translated using the current exchange rate and nonmonetary assets and liabilities and capital accounts denominated in a non-U.S. dollar currency are translated using historical exchange rates.

Statements of operations accounts denominated in a non-U.S. dollar currency are translated using the exchange rates in effect on the transaction dates, except for depreciation, which is translated using historical exchange rate.

D.            Cash and cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less at the date acquired.

E.             Restricted cash

Restricted cash is primarily invested in highly liquid deposits. These deposits were used to secure office rent payments.

F.             Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repair expenses are charged to operation as incurred. Depreciation is calculated on the straight-line method based on the estimated useful lives of the assets and commences once the assets are ready for their intended use.

Annual rates at depreciation are as follows:

%
Computers	33
Laboratory equipment	10
Furniture and equipment	7
Leasehold improvements	10

8

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 2 - Summary of Significant Accounting Policies (cont’d)

G.            Impairment of long-lived assets

The Company’s property and equipment are reviewed for impairment in accordance with ASC 360, “Property and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs. During the periods ended December 31, 2020 and 2019, no impairment losses have been recorded.

H.            Research and Development

Research and development costs are charged to operations as incurred. Most of the research and development expenses are for subcontractors and wages. Amounts received or receivable from the government of Israel and others, as participation in research and development programs, are offset against research and development costs as their repayment is not considered probable when obtained.

I.              Income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes net deferred tax assets to the extent that the Company believes these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If management determines that the Company would be able to realize its deferred tax assets in the future in excess of their net recorded amount, management would make an adjustment to the deferred tax asset valuation allowance, which would reduce the income taxes expense.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized.

J.             Fair value of financial instruments

ASC 820, Fair Value Measurements and Disclosures, relating to fair value measurements, defines fair value and established a framework for measuring fair value. The ASC 820 fair value hierarchy distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price.

9

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 2 - Summary of Significant Accounting Policies (cont’d)

J.             Fair value of financial instruments (cont’d)

In addition, the fair value of assets and liabilities should include consideration of non-performance risk, which for the liabilities described below includes the Company’s own credit risk.

As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The carrying amounts of cash and cash equivalents trade payables, other receivables and prepaid expenses and accrued expenses approximate their fair value due to the short-term maturity of such instruments. The fair value of long-term restricted deposits and restricted cash also approximates their carrying value, since they bear interest at rates close to the prevailing market rates. None of the Company’s non- financial assets or liabilities are recorded at fair value on a non-recurring basis. No transfers between levels have occurred during the periods presented.

K.            Share-based compensation

The Company accounts for share-based compensation as an expense in the financial statements based on ASC 718. All awards are equity classified and therefore such costs are measured at the grant date fair value of the award and graded vesting attribution approach to recognize compensation cost over the vesting period.

The fair value for the Company’s stock options granted to employees, consultants and directors was estimated using Black-Scholes option-pricing model at the grant date, using the inputs detailed in Note 8(C).

The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

The Company's board of directors determined the fair value of common stock based on valuations performed using the Option Pricing Method ("OPM") subject to relevant facts and circumstances for the years ended December 31, 2020 and 2019.

L.            Government-sponsored research and development

The Company records grants received from the office of the Israel Innovation Authority (the “IIA”) as a liability, if it is probable that the Company will have to repay the grants received. If it is not probable that the grants will be repaid, the Company records the grants as a reduction to research and development expenses.

10

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 2 - Summary of Significant Accounting Policies (cont’d)

M.            Severance pay

Pursuant to Section 14 of the Severance Compensation Law, 1963 ("Section 14"), all employees of the Company are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf with insurance companies. Upon release of the policy to the employee, no additional liability exists between the parties regarding the matter of severance pay and no additional payments shall be made by the Company to the employee. This plan has been accounted for as a defined contribution plan.

N.            Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.

Cash and cash equivalents and short term deposits are invested in banks in Israel. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company have no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

O.            Newly issued and recently adopted accounting pronouncements

Accounting pronouncements recently adopted

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires lessees to recognize most leases on their balance sheet as a right-of-use (ROU) asset and a lease liability. Leases are classified as either operating or finance based on criteria similar to existing lease accounting, with the classification affecting the pattern and classification of expense recognition in the statement of operations. This standard became effective on January 1, 2019. A modified retrospective transition approach is allowed, applying the new standard to all leases existing at the date of initial application.

The Company adopted the new standard on January 1, 2019 using the modified retrospective transition method and has not restated comparative periods.

Operating-lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term, while the ROU assets are also adjusted for any prepaid or accrued lease payments. The Company uses its incremental borrowing rate, based on the information available at the commencement date, to determine the present value of the lease payments.

The lease term is the non-cancellable period of the lease plus periods covered by an extension or termination option, if it reasonably certain that the Company will exercise the option.

11

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 2 - Summary of Significant Accounting Policies (cont’d)

O.            Newly issued and recently adopted accounting pronouncements (cont’d)

Accounting pronouncements recently adopted (cont’d)

Leases (cont’d)

After lease commencement, the Company measures the lease liability at the present value of the remaining lease payments using the discount rate determined at lease commencement (as long as the discount rate hasn’t been updated as a result of a reassessment event).

The Company subsequently measures the ROU asset at the present value of the remaining lease payments, adjusted for the remaining balance of any lease incentives received, any cumulative prepaid or accrued rent if relevant and any unamortized initial direct costs. Lease expenses for lease payments are recognized on a straight-line basis over the lease term. Lease terms will include options to extend or terminate the lease when it is reasonably certain that the Company will exercise or not exercise the option to renew or terminate the lease.

Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Company does not generally borrow on a collateralized basis, it uses the interest rate it pays on its noncollateralized borrowings as an input to deriving an appropriate incremental borrowing rate, adjusted for the amount of the lease payments, the lease term and the effect on that rate of designating specific collateral with a value equal to the unpaid lease payments for that lease.

The adoption of ASC 842 resulted in the recognition of $197 thousand of right of use assets and operating lease liabilities at January 1, 2019 for lease liabilities on the Company’s balance sheet for its operating leases of office and vehicles. Additionally, new disclosures regarding the Company’s leasing activities with respect to the amount, timing and uncertainty of cash flows arising from leases have been provided. The adoption of this standard did not have an impact on the Company’s statements of income and statements of cash flows.

12

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 3 - Cash and Cash Equivalents

	December 31,	December 31,
	2020	2019
	USD thousands	USD thousands
NIS Balance	95	86
USD Balance	11,526	12,172
Other currencies	53	1

	11,674	12,259

Note 4 - Other Receivables and Prepaid Expenses

	December 31,	December 31,
	2020	2019
	USD thousands	USD thousands
Government institutions	74	15
Prepaid expenses	67	27

	141	42

Note 5 - Property and Equipment, Net

	December 31,	December 31,
	2020	2019
	USD thousands	USD thousands
Cost:
Computers	31	25
Furniture and equipment	16	13
Laboratory equipment	159	144
Website development	14	-
Leasehold improvements	5	5
	225	187

Less - accumulated depreciation	(73)	(49)

	152	138

Depreciation expense totaled $24 and $20 for the years ended December 31, 2020 and 2019, respectively.

13

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 6 - Leases

The Company leases office space and vehicle for use in its operations, which are classified as operating leases. In addition to rent, the leases may require the Company to pay directly for fees, maintenance, parking and other operating expenses.

On September 19, 2017, the Company entered into an office space lease agreement (thereafter: “main agreement”). The lease term is for 60 months beginning on December 10, 2017 and ending on December 9, 2022. The yearly rent (including management fees) is approximately $50 thousand. This lease does not contain renewal options.

On March 20, 2019, the Company signed an additional office space lease agreement in addition to the main agreement. The additional lease term is for 24 months beginning on February 1, 2019 and ending on January 31, 2021. The yearly rent (including management fees) is approximately $37 thousand. This lease does not contain renewal options.

On May 10, 2020, the Company terminated its office space lease agreement and signed new office space lease agreement (hereinafter –“new agreement” (.According to the new agreement, the Company will rent the offices in Atidim Park, Tel-Aviv through May 2023. The Company has an option to extend the agreement by another three years. The yearly rent (including management fees) is approximately $71 thousand. Pursuant to the agreement, bank guarantees of approximately $49 thousand were provided to the property owner.

Approximate future minimum remaining rental payments due under these leases are as follows:

Year ending (in thousands):

2021	93
2022	91
2023	38
Total future minimum lease payments	222

These operating leases are included in “Operating lease right-of-use assets” on the Company’s December 31, 2020 and 2019 balance sheet, and represent the Company’s right to use the underlying asset for the lease term. The Company’s obligations to make lease payments are included in the current liabilities as “Operating lease liabilities” and in the non-current liabilities as “Non-current operating lease liabilities” on the Company’s December 31, 2020 and 2019 balance sheets. Based on the present value of the lease payments for the remaining lease term of the Company’s existing leases, the Company recognized operating right-of-use assets and operating lease liabilities of approximately $197 thousand on January 1, 2019. Effective January 1, 2019, operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. During 2020 and 2019, the company recognized an increase in right of use assets of $500 thousand and $68 thousand, respectively, a result of the additional agreements.

As of December 31, 2020 and 2019, operating right-of-use assets and operating lease liabilities were $428 thousand and $195 thousand, respectively.

14

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 6 – Leases (cont’d)

As most of the Company's leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company's incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be (5.2% in 2019 and 2020).

Maturities of lease liabilities under noncancellable leases as of December 31, 2020 are as follows: (in thousands):

2021	97
2022	91
2023	86
2024	81
2025	81
2026	64
Total future minimum lease payments	500
Less imputed interest:	(72)
Present value of operating lease liabilities	428

Note 7 - Commitments and Contingent Liabilities

A.	Exclusive License Agreement (hereinafter- “the License Agreement”)

In December 2011, the Company entered into a License Agreement with the Medical Research, Infrastructure, Health Services Fund of the Tel-Aviv Souraski Medical Center (“Fund"), pursuant to which it was granted with an exclusive license to certain inventions (as defined in the License Agreement) including patents, knowhow and products and the right to sublicense to third parties the rights granted, pursuant to and subject to certain terms and limitation fully set in the License Agreement.

The Company will pay the Fund a non-refundable and non-creditable sublicense fees as a percentage of all Attributed Income (as such term defined in the License Agreement), and shall further pay the Fund royalties from sales made by sublicensee;

(i)           Royalties in percentage of the Net sales or Service Income (as defined in the License Agreement), subject to certain additional terms set forth therein.

15

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

In addition, with respect to each Licensed Product (as defined therein), the Company will pay the Fund the following non-refundable, non-creditable amounts:

(a)	USD 100 thousand upon submission of a New Drug Application (“NDA”), Biological License Application (“BLA”) or equivalent for each Licensed Product to the United States Food and Drug Administration (“FDA”), USD 100 thousand upon submission of similar application for each Licensed Product to an equivalent foreign regulatory agency in Europe and one hundred thousand dollars upon submission of similar application for each Licensed Product to an equivalent foreign regulatory agency in Asia. Payment in the aggregate shall not be more than USD 300 thousand per each Licensed Product, provided that for each jurisdiction, payment shall be made only once;

USD 200 thousand upon the grant of FDA or equivalent agency marketing approval in Europe and/or Asia for each Licensed Product. Payment in the aggregate shall not be more than USD

Note 7 - Commitments and Contingent Liabilities (cont’d)

A.	Exclusive License Agreement (hereinafter- “the License Agreement”) (cont’d)

(b)	600 thousand per each Licensed Product, provided that for each jurisdiction, payment shall be made only once.

As of December 31, 2020 no payments were made to the Fund.

In addition to the payments described above, upon the occurrence of either (i) closing of a public offering of the ordinary shares of the Company; or (ii) a Change of Control Transaction (as defined therein), the Company shall pay the Fund a cash payment equal to one percent (1%) of the proceeds raised by the Company in its initial public offering, or 1% of the consideration received by the Company or its shareholders at the closing of a Change of Control Transaction (after deduction of amounts paid as liquidation preference to the shareholders of the Company on account of their investment in the Company, if any), but in any event not more than USD 3,000 thousand.

B.	The Company partially financed its research and development expenditures under programs sponsored by the Israel Innovation Authority (“IIA”) for the support of certain research and development activities conducted in Israel.

In return for the IIA’s participation, the Company is committed to pay royalties at rate of 3%-4% of sales of the developed product linked to U.S. dollars, up to 100% of the amount of grants received (100% plus interest at LIBOR).

The Company did not receive any grants from the IIA for the years ended December 31, 2020, and 2019.

Since the Company’s incorporation through December 31, 2020 the company received USD 1,227 thousand from the IIA, which were recognized as a reduction of research and development expenses.

As of December 31, 2020, the Company have no commitment for royalties payable. In addition, the IIA may impose certain conditions to transfer technology or development out of Israel.

16

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

C.	In June 2015, the Company entered into a license agreement with subcontractor (“the Subcontractor”), under which the Subcontractor granted to the Company certain licenses to use proprietary rights of the subcontractor, materials and know how in the techniques and use of the same, for purposes of research and development of the Company's product CM-101, as well as commercialization thereof. Further to the agreement, the Subcontractor also provides manufacturing services of intermediates and active pharmaceutical ingredients. According to the related manufacturing agreement, the manufacturing of the product is carried out by the Subcontractor in accordance with the Company's specifications and timeline. The total amount of the agreement is Euro 1,200 thousand (excluding materials), of which Euro 600 thousand was paid upon the commencement of the agreement and the remaining amount was paid upon the achievement of a predetermined milestone. In January 2019, the Company and the Subcontractor signed an additional agreement for additional manufacturing of the product for clinical use, that adds 5 stages for a total amount of Euro 1,457 thousand. Under the agreement, the Company is also obligated to pay the Subcontractor royalties determined as a percentage of net sales of each licensee product.

Note 7 - Commitments and Contingent Liabilities (cont’d)

C.	(cont’d)

During 2020 and 2019, the Company recorded expenses related to the above agreements in the amounts of USD 1,177 thousand and USD 2,815 thousand, respectively. The expenses were recorded under research and development expenses.

D.	In September 2017 the Company executed a lien deposit in Mizrahi Bank for the benefit of securing the lease payments of its offices.

As of December 31, 2019 the restricted deposit amounted to USD 22 thousand.

In May 2020 the company signed a new lease agreement and executed a lien deposit in Mizrahi Bank for the benefit of securing the lease payments of its offices.

As of December 31, 2020 the restricted deposit amounted to USD 53 thousand.

In addition the company signed promissory note in an amount of NIS 339 thousand (approximately USD 95 thousand).

Note 8 - Share Capital

A.	Right attached to shares

Ordinary shares

All of the issued and outstanding ordinary shares of the Company are duly authorized, valid issued, fully paid and non-assessable. The ordinary shares of the Company are not redeemable and each ordinary share is entitled to one vote. The ordinary shares give their shareholders the right to vote and participate in shareholders' meetings (with each share being one vote), the right to receive profits and the right to participate in the accumulated earnings when the company is dissolved.

17

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Convertible Preferred Shares

The Series A, Series B, Series C, preferred shares have the following characteristics:

1.            Voting

The holders of the preferred shares are entitled to vote, together with the holders of common shares, on all matters submitted to shareholders for a vote. Each preferred shareholder is entitled to the number of votes equal to the number of shares of common shares into which each preferred share is convertible at the time of such vote.

2.            Dividends

The holders of the Preferred Shares are entitled to receive, when and as declared by the Board of Directors and out of funds legally available, cumulative dividends at the rate of 8%, per share per annum, payable in preference and priority to any payment of any dividend on common shares. No dividends or other distributions shall be made with respect to the common shares, until all declared dividends on the Series A, Series B and Series C Preferred Shares have been paid. Through December 31, 2020, no dividends have been declared or paid by the Company.

Note 8 - Share Capital (cont’d)

Convertible Preferred Shares (cont’d)

3.            Liquidation preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, as defined in the Article of Association (“Articles”), the assets legally available for distribution to the shareholders thereupon shall be distributed according to the following order of preference:

First:

The holders of Preferred C Shares are entitled to receive an amount of (i) the original issue price per share (ii) any declared and unpaid dividends and (iii) interest at a rate of 8% per annum, or portion thereof, compounded annually, of the original issue price per share, less any amount previously paid with regard to such shares (the “C Preference Amount”)

Second:

To the extent that the holders of Preferred C Shares have received the C Preference Amount, the holders of Preferred B Shares are entitled to receive an amount of (i) the original issue price per share (ii) any declared and unpaid dividends and (iii) interest at a rate of 8% per annum, or portion thereof, compounded

Annually, of the original issue price per share, less any amount previously paid with regard to such shares (the “B Preference Amount”)

Third:

To the extent that the holders of Preferred B Shares have received the B Preference Amount, the holders of Preferred A Shares are entitled to receive an amount of (i) the original issue price per share (ii) any declared and unpaid dividends and (iii) interest at a rate of 8% per annum, or portion thereof, compounded annually, of the original issue price per share, less any amount previously paid with regard to such shares (the “A Preference Amount”).

Fourth:

After payment in full of the C Preference Amount, B Preference Amount and A Preference Amount, then any remaining amount of distribution shall be distributed pro-rata among all of the shareholders of the Company (including the holders of the Preferred C, Preferred B and Preferred A shares), in proportion to the number of shares of the Company held by each of them, on an as converted basis.

18

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

As of December 31, 2020 and 2019, the aggregate amount of liquidation preference is USD 40,818 thousand and USD 33,694 thousand, respectively.

The Company's preferred shares are subject to distribution rights in certain deemed liquidation event. Such events are not certain to occur at the time the shares are issued and are considered within the control of the Company. The related amount is not based on a fixed monetary amount and may depend on the Company’s net assets as of such date.

19

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 8 - Share Capital (cont’d)

4.           Conversion

Each share of preferred shares, at the option of the holder, is convertible into a number of fully paid shares of common shares as determined by dividing the respective preferred shares issue price by the conversion price in effect at the time. The initial conversion price with respect to the Preferred Shares shall be the applicable Original Preferred Issue Price. Conversion is automatic immediately upon the earlier of (i) Qualified IPO (ii) a receipt by the Company of a written consent or written agreement of the Preferred Majority (which majority includes the holders of at least seventy five percent (75%) of the Preferred B Shares).

B.           Financing rounds

1.	In June 2015, September 2015 and November 2015, the Company entered into an agreement with investors according to which the Company issued the investors 25,710 warrants to purchase Convertible preferred A shares.

The terms of the warrants are: Exercise price of USD 48.62 for each warrant, the expiration date is five years after the date of issuance. Each warrant is convertible in a 1:1 ratio to Convertible preferred A shares. The warrants are classified as equity.

During June to December 2020, the Company investors exercised 25,710 of the Company preferred A warrants into 25,710 series Convertible preferred A shares NIS 0.01 par value for a total consideration of approximately USD 1,250 thousand.

2.	In September 2019, the Company entered into share purchase agreement with current and new investors (hereinafter – “2019 SPA”), pursuant to which the company issued 130,831 series preferred C shares NIS 0.01 par value at a purchase price of $87.90 per share, for a total consideration of approximately USD 11,484 thousand (net of issuance cost of USD 16 thousand).

In November 2019 the Company entered into joinder agreement to 2019 SPA, pursuant to which it issued and sold to investors an additional 34,130 series preferred C shares at a purchase price of $87.90 per share, for an aggregate consideration of approximately $3,000 thousand, of which USD 500 thousand from certain investors was received immediately after the balance sheet date.

In May 2020, the Company entered a joinder agreement to 2019 SPA, pursuant to which the Company issued 34,130 series preferred C shares NIS 0.01 par value for a total consideration of approximately USD 3,000 thousand.

C.           Share-based compensation

(1)          Share-based compensation plan:

On November 17, 2015 the Company’s board of directors adopted the Company’s 2015 Share Option Plan (hereinafter - the “Plan”) which includes the reservation of 53,843 of the Company’s outstanding ordinary shares for issuance under the plan for employees and consultants.

The contractual life of the share option shall be ten years from the respective date of grant.

Share options to employees, consultants and directors granted under the plan shall be vesting in installments, gradually over a period of 4 years from the grant date.

20

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 8 - Share Capital (cont’d)

C.            Share-based compensation (cont’d)

(2)	The expenses that were recognized in the statement of operations for services received from employees and service providers are as follows:

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
	USD thousands	USD thousands
Research and development	84	53
General and administrative	46	82

Total share-based compensation expenses	130	135

(3)            The number weighted average exercise prices of option are as follows:

	Weighted average exercise price	Number of options	Weighted average remaining contractual life (in years)	Weighted average exercise price	Number of options	Weighted average remaining contractual life (in years)
	2020	2020	2020	2019	2019	2019
Outstanding at January 1	17.32	31,381	8.09	16.39	28,438	8.65
Exercise	-	-	-	17.75	(5,214)	-
Forfeited	19.11	(42)	-	19.11	(125)	-
Granted	19.32	9,305	9.77	20.80	8,282	9.91

Outstanding at December 31	17.78	40,644	7.8	17.32	31,381	8.09

(4)            Fair value measurement:

The fair value of the options is measured at the grant date using the Black-Scholes Options-pricing model and the assumptions used to calculate the fair value of the options are as follows:

2020 grant
Weighted average share prices (in U.S. dollar)(a)	19.05-20.8
Exercise price (in U.S. dollar)	19.05-20.8
Expected life of shares options (in years)(b)	5.31-6.25
Expected volatility(c)	93.1%-100%
Risk-free interest rate(d)	0.4%-0.66%
Dividend yield	0%

21

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 8 - Share Capital (cont’d)

C.            Share-based compensation (cont’d)

(a)	The weighted average share price is based on the Company’s ordinary share valuation as at the grant date.

(b)	Expected life for the periods presented was determined according to the simplified method since, at the date of grant, the Company did not have enough history to make an estimate. This method effectively assumes that exercise occurs over the period from vesting until expiration, and therefore the expected term is the midpoint between the service period and the contractual term of the award. The simplified method is applicable to service conditions and for performance conditions that are probable of achievement. If meeting the performance condition is not probable, the Company will use the awards’ contractual term if the service period is implied, or the simplified method, if the service period is explicitly stated.

(c)	Because the Company’s shares are not traded in the stock exchange market, the volatility is based on the volatility of similar listed companies, as customary in other non-listed companies.

(d)	The risk free interest rate is based on bond rates per the expected life of the options.

Note 9 - Research and Development

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
	USD thousands	USD thousands
Consultants and subcontractors	3,079	4,461
Salaries and related expenses	1,242	970
Rent and maintenance	106	91
Others	257	296
	4,684	5,818

Note 10 - General and Administrative

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
	USD thousands	USD thousands
Salaries and related expenses	380	189
Rent and maintenance	27	15
Professional services	828	734
Others	53	22
	1,288	960

22

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 11 - Income Taxes

A.	Tax rates in Israel

The corporate tax rate in Israel is 23% for 2019 and thereafter.

Capital gain is subject to capital gain tax according to the corporate tax rate in the year the assets are sold.

B.	Tax assessments

As of December 31, 2020, the Company’s tax years until December 31, 2015 are considered closed to audit inspections by the Israeli Tax Authority (“ITA”) due to statute of limitation rules effective in Israel.

The Company has not yet been assessed by the ITA since inception.

C.            Losses for tax purposes carried forward to future years

As of December 31, 2020, the Company had approximately $21 million (approximately $12 million as of December 31, 2019) of net operating loss carryforwards which are available to reduce future taxable income with no limitation on the period of use.

D.            Deferred taxes:

In respect of:

	December 31,	December 31,
	2020	2019
	USD thousands	USD thousands
Net operating loss carry-forwards	4,874	2,864
Stock based compensation expense	57	46
Research and development costs	1,244	1,329
Other	25	9
Gross deferred tax assets	6,200	4,248
Less - Valuation allowance	(6,200)	(4,248)

Net deferred tax assets	-	-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized.

The Company has established a valuation allowance to offset deferred tax assets at December 31, 2020 and 2019 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets. The net change in the total valuation allowance for the year ended at December 31, 2020 was an increase of approximately $2 million.

23

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 11 - Income Taxes (Cont’d)

E.            Roll forward of valuation allowance

Balance at January 1, 2019	$2,357
Currency transaction loss	332
Income tax expense	1,559
Balance at December 31, 2019	$4,248
Currency transaction loss	583
Income tax expense	1,369
Balance at December 31, 2020	$6,200

F.            Reconciliation of theoretical income tax expense to actual income tax expense

A reconciliation of the Company’s theoretical income tax expense to actual income tax expense is as follows:

	December 31,	December 31,
	2020	2019
	USD thousands	USD thousands
Loss before income taxes	(5,951)	(6,780)
Statutory tax rate	23%	23%
Theoretical tax benefit	(1,369)	(1,559)

Losses and other items for which a valuation allowance was provided or benefit from loss carryforwards	1,369	1,559

Actual income tax expense	-	-

G.            Accounting for uncertainty in income taxes

For the period ended December 31, 2020, the Company did not have any unrecognized tax benefits and does not expect that the amount of unrecognized tax benefits will change significantly within the next 12 months. The Company’s accounting policy is to accrue interest and penalties related to unrecognized tax benefits as a component of income tax expense.

24

Chemomab Ltd.

Notes to the Financial Statements as at December 31, 2020

Note 12 - Related Parties Balances and Transactions

A.	Balances with related parties:

The following related party payables are included in Accrued expenses and Employee and related expenses.

	December 31,	December 31,
	2020	2019
	USD thousands	USD thousands
Employee and related expenses	214	136
Accrued expenses	3	14

	217	150

B.	Related parties' benefits:

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
	USD thousands	USD thousands
Salaries and related expenses	605	475
Share based payments	91	102
Professional Services	45	45
Research and development expenses to subcontractor	36	59

	777	681

25